                                                                   EXHIBIT 11(a)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
AIM Equity Funds, Inc.


The audit referred to in our reports dated December 6, 1996 included the related supplementary financial statement data in Exhibit 12 of part C of this Registration Statement. The supplementary financial statement data is the responsibility of Fund management. Our responsibility is to express an opinion on this supplementary financial statement data based on our audits. In our opinion, such supplementary financial statement data, when considered with the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports on the AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund and AIM Weingarten (portfolios of AIM Equity Funds, Inc.) dated December 6, 1996 incorporated by reference (or included) herein and to references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statements of Additional Information.


                                        /s/ KPMG PEAT MARWICK LLP
                                            KPMG Peat Marwick LLP


Houston, Texas
January 10, 1997